UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 24, 2010
   Bowne & Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Water Street, New York, New York	10041

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-924-5500
   Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On November 24, 2010, Bowne & Co., Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Snoopy Acquisition, Inc., a Delaware corporation (“Merger Sub”) and wholly-owned subsidiary of R.R. Donnelley & Sons Company, a Delaware corporation (“Parent”), pursuant to an Agreement and Plan of Merger, dated as of February 23, 2010, by and among Parent, Merger Sub and the Company (the “Merger Agreement”). As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.
Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 24, 2010, the Company notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger. Pursuant to the Merger Agreement, at the effective time of the Merger, each share of the Company’s common stock, par value $0.01 per share (other than any shares owned by the Company, Parent or their subsidiaries or any shares owned by stockholders who properly demanded statutory appraisal rights) issued and outstanding immediately prior to the effective time of the Merger was converted to the right to receive $11.50 in cash. The Company requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that the shares of the Company’s common stock are no longer listed on the NYSE.
Item 3.03    Material Modifications to Rights of Security Holders.
On November 24, 2010, pursuant to the terms of the Merger Agreement, each share of the Company’s common stock (other than any shares owned by the Company, Parent or their subsidiaries or any shares owned by stockholders who properly demanded statutory appraisal rights) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $11.50 in cash.
Item 5.01    Changes in Control of Registrant.
On November 24, 2010, pursuant to the terms of the Merger Agreement, the Parent consummated the acquisition of the Company through the Merger of Merger Sub with and into the Company, with the Company as the surviving corporation in the Merger. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.
The aggregate value of the consideration paid to former holders of shares of the Company’s common stock in connection with the Merger upon the closing was approximately $487 million. Based on information provided by Parent, the source of funds for the aggregate consideration included cash on hand and funding under existing credit facilities.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain fficers; Compensatory Arrangements of Certain Officers.
Pursuant to the Merger Agreement, at the effective time of the Merger, all of the members of the Company’s board of directors resigned and were replaced by the directors of Merger Sub at the effective time of the Merger.

Item 8.01.	Other Events.
     In connection with the completion of the Merger, the Company terminated the Bowne 401(k) Savings Plan, effective as of November 22, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc.
Date: November 24, 2010	By:	/s/ John J. Walker
John J. Walker
Senior Vice President and Chief Financial Officer